SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 5, 2011

iBOS, Inc.

(Exact name of Registrant as specified in its charter)

   Delaware                                           333-16135                                      80-0372385

(State or other jurisdiction               (Commission File number)                      (IRS Employer

of incorporation or organization)                                                                         Identification No.)

1065 Dobbs Ferry Road

White Plains, New York 10607

 (Address of principal executive offices) (Zip Code )

 (Registrant’s Telephone Number, Including Area Code)      (914) 674-4373

4879 East La Palma Avenue – Suite 201, Anaheim, CA 92807

 (Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01 COMPLETION OF THE ACQUISITION OR DISPOSITION OF ASSETS

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGGEMENTS OF CERTAIN OFFICERS.

Stock Purchase Agreement

On April 5, 2011, a Stock Purchase Agreement (the “SPA”) by and among the Registrant’s three officers and directors Deepak Danavar, Ravi Sharma, and James Villalobos, the Registrant and Lynn Harrison (“LH”) was executed and a closing was held under the SPA.

Pursuant to the SPA (i) LH purchased an aggregate of 8,280,000 shares of common stock of the Registrant (87% of the outstanding shares) from Messrs. Danavar, Sharma and Villalobos for an aggregate purchase price of $370,000.00; (ii) the Registrant disposed of its California subsidiary by transferring its shares to Messrs. Danavar, Sharma and Villalobos;  (iii) LH was elected the sole director of the Registrant; (iv) LH was elected President and CEO of the Registrant and Frank J. Hariton was elected secretary of the Registrant; and (v) Messrs Danavar, Sharma and Villalobos each resigned as officers and directors of the Registrant.   LH made the purchase of the shares with her own funds.

Property Purchase Agreement

On April 5, 2011, the Registrant entered into a Property Purchase Agreement (“PPA”) with Precious Metals Exploration Corp., an unaffiliated seller with offices in Sweden (the “Seller”), for the purchase of an undivided 60% right title and interest in certain mining claims in Alaska in exchange for 40,000 shares of the Registrant’s common stock and the retention by the Seller of a 5% Net Smelter Royalty, as defined in the PPA.  The PPA agreement further provides for the issuance to the Seller of 40,000 additional shares of the Registrant’s common stock if mining operations on the property result in the discovery of 1,000,000 ounces of gold and requires the Registrant to expend at least $300,000 in exploration and mine development work on the property over three years commencing with the closing under the PPA.  The closing under the PPA, in addition to the satisfaction of the usual conditions is also subject to the Registrant (i) changing its corporate name; (ii) affecting a 50 for 1 stock split; (iii) increasing its authorized common stock to 250,000,000 shares, par value $0.001 per share; and (iv) the retirement of at least 80% of all presently outstanding shares.

The Properties

The claims consist of three separate blocks that are partially contiguous and located 2.5 miles west of the Pogo 3.6 million ounce Pogo deposit; the Indian claims (2 square miles – 32 state claims); the Aurora claims (1 square mile – 4 MTRSC state claims; conversions in- progress by the Alaska Division of Natural Resources): and the Rainbow claims (1 square mile – 4 MTRSC state claims). All claims are located on State of Alaska lands and are currently active and in good standing. The Rainbow, Indian and Aurora and collectively referred to as the RAI properties.

The claims are situated 80 air miles southeast of Fairbanks and 2.5 miles west of Teck-Cominco’s Pogo gold deposit in the Goodpaster Mining District of east central Alaska. Each claim block consists of active State of Alaska mining claims located in the Big Delta B-2 and B-3 1:63,360 Quadrangles.  Limited prospecting has found elevated gold and trace elements in a sporadic suite of rock and soil samples on the properties. Quartz vein float samples with up to 2.4 g/t gold and anomalous arsenic and bismuth are found from prospected slopes less than 3 miles from the Pogo mine, on trend to the east.

GEOLOGY

The properties, as mapped by State geologists, are underlain predominately by pre-Mississippian paragneiss with lesser schist and quartzite, and Mississippian-Devonian orthogneiss rock packages, which both typically only crop out along prominent ridges. In general, foliation within the paragneiss strikes westerly and dips moderately to the south. Cretaceous age granite, granodiorite and tonalite plutons are mapped and in close proximity to the RAI properties. The granodioritic Goodpaster Batholith (Cretaceous) underlies a corner of the Indian block and extends further to the north and east.

The Aurora block is underlain by paragneiss (pMp), schist, and quartzite (pMsp) with minor orthogneiss (MDogd). Several early Tertiary basaltic dikes were noted by AngloGold geologists.

The Indian block is predominately underlain by orthogneiss (MDot and MDog), which is the same unit hosting the nearby Pogo deposit. Granodioritic phases of the Goodpaster Batholith lie along the northern edge of the claim block.  The Rainbow block consists mostly of paragneiss (pMp), hornfels surrounding a 96.5 to 99 Ma tonalite (Ktn), and lesser orthogneiss (MDogd). The tonalite is of the same age and composition as the block faulted tonalite proximal to the Pogo deposit and often locally referred to as the “Pogo diorite”. The northwest- trending gneissic packages and tonalite are easily linked between Rainbow and Pogo after restoring the inferred off-set along the intervening faults.

A small moderately sericite-carbonate altered Cretaceous granodiorite/quartz monzonite dike was noted by AngloGold geologists in the northwestern corner of the Rainbow claim block.

AngloGold described areas of alteration of the gneiss units on the property as consisting of localized moderate to strong silicification, sulfidation, sericite +/- carbonate alteration and small-scale quartz veining often associated with weak pervasive iron oxide staining.

GEOCHEMISTRY

Quartz veins with disseminated arsenopyrite are found in float along the western edge of the Rainbow Block near the mapped contact between the paragneiss, orthogneiss, and tonalite. These veins contain up to 2.4 g/t gold with high arsenic (>10,000ppm) and anomalous bismuth (27ppm). Higher up this slope and along the ridgeline connecting with the Aurora block are several rock samples with anomalous gold (~150ppb), arsenic, and bismuth. Soil samples collected in this area are also anomalous in gold (25-50ppb) and arsenic. Systematic soil grid sampling would better define targets in this talus and vegetation covered area.

In 2003 AngloGold spent 4-man days soil sampling along ridgelines in the Indian block and returned uniformly low gold (up to 17ppb) and trace element values. Limited sampling by the property owners has identified anomalous gold in soil to 31ppb.

A series of standard -80 mesh stream sediment samples collected by AngloGold in 2002 identified anomalous gold (10, 11, and 12ppb), arsenic and detectable bismuth and tellurium from the two east-west oriented creeks draining the Rainbow and southern Aurora blocks. Another stream sediment sample returned 23ppb gold, 198ppm arsenic, 30ppm antimony, with detectable bismuth and tellurium from a small stream draining the northwest corner of the Aurora block.

Only sporadic sampling since 1999 has occurred on the RAI properties. Almost all of the soil and rock samples were collected by the property owners, and only as time away from full-time work schedules and money allowed. No systematic soil or rock survey has been done on the Aurora and Rainbow blocks, leaving a large area of unexplored ground open to evaluation.

GEOPHYSICS

In 1999 and again in 2004 the State of Alaska funded an airborne geophysical survey over a large portion of the Goodpaster Mining district that encompassed the RAI claim blocks. The survey collected magnetic, conductive and radiometric data at 400m line spacings with 5km spaced tie lines. Hornfels surrounding a mapped tonalite is well defined as strongly magnetic (red to purple) on the Rainbow block with weak magnetic (green to blue) responses coming from the paragneiss and orthogneiss packages proximal to the RAI properties. The large magnetic response on the northern half of the Aurora block may indicate a shallow unexposed hornfels and associated intrusion similar to the tonalite found on the Rainbow block. Of particular interest are the similar magnetic signatures found at the Pogo deposit and its nearby tonalite, to the signatures found on the RAI properties.

Management believes that the properties control mineral rights in a highly favorable location, with prospective geology and geophysical signatures similar to the 3.6 million ounce Pogo deposit located only 2.5 miles to the east.  The discovery of gold bearing quartz veins (up to 2.4 g/t Au) with bismuth and arsenic signatures indicating close proximity to an intrusive-hydrothermal source, warrant a systematic follow-up program of exploration. Work to date on the property has been sporadic.

Risk Factors

An investment in our company is highly speculative and investors should consider the following elements of risk.

We have no operating history and if we are not successful in growing our business, we may have to scale back or even cease our ongoing business operations. Our company has no relevant operating history in our present business and must be considered in the exploration stage. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history.

We may be unable to generate revenues or operate on a profitable basis. We are in the exploration stage and potential investors should be aware of the difficulties normally encountered by enterprises in the exploration stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

There are numerous exploration and development risks associated with our industry. The business of exploration for minerals and mining involves an extremely high degree of risk. Few properties that are explored are ultimately developed into producing mines. There is no assurance that our mineral exploration and development activities will result in the discovery, development, or production of a commercially viable ore body.  The economics of developing gold properties are affected by many factors, including capital and operating costs, variations of the grade of ore mined, fluctuating gold markets, costs of processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of gold, and environmental protection.

Substantial expenditures are required to establish reserves minning, to develop metallurgical processes to extract metal from ore, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. We cannot guaranty that the funds required for exploration and development can be obtained. The marketability of any gold acquired or discovered may be affected by numerous factors which are beyond our control and which cannot be accurately foreseen or predicted, such as market fluctuations, the global marketing conditions for gold, the proximity and capacity of milling facilities, mineral markets, and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting minerals, and environmental protection.

The price of gold can be volatile. Gold prices historically have fluctuated widely and are affected by numerous factors outside of our control, including industrial and retail demand, central bank lending, sales and purchases of gold, forward sales of gold by producers and speculators, levels of gold production, short-term changes in supply and demand because of speculative hedging activities, confidence in the global monetary system, expectations of the future rate of inflation, the strength of the US dollar (the currency in which the price of gold is generally quoted), interest rates, and global or regional political or economic events. The potential profitability of our operations is directly related to the market price of gold. A decline in the market price of gold would materially affect the value of our assets. A decline in the market price of gold may also require us to write-down any gold reserves that we might book, which would negatively impact our financial position.

Competition in the gold mining industry is intense and there is no assurance that we will be successful in acquiring any further properties. The gold mining  industry is intensely competitive. We compete with numerous individuals and companies, including many major gold exploration and mining companies that have substantially greater technical, financial, and operational resources and staffs. Accordingly, there is a high degree of competition for desirable properties for mining operations, and necessary mining equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed. There are other competitors that have operations in the Alaska area and the presence of these competitors could harm our ability to acquire additional properties.

Government regulation and environmental regulatory requirements may impact our operations. Failure to comply with applicable environmental laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities, causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations, and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on us and cause increases in capital expenditures or require abandonment or delays in development of new mining properties.

Decreases in prices of precious metals would reduce the value of our properties. The value of our exploration properties is directly related to the market price of precious metals. The market price of various precious metals fluctuates widely and is affected by numerous factors beyond the control of any mining company. These factors include industrial and jewelry fabrication demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar and other currencies, interest rates, gold sales and loans by central banks, forward sales by gold producers, global or regional political, economic or banking crises, and a number of other factors. If the gold price drops dramatically, the value of our exploration properties will decrease. The selections of a property for exploration or development, and the dedication of funds necessary to achieve such purposes are decisions that must be made long before the first revenues from production will be received, if ever. Price fluctuations between the time that such decisions are made and the commencement of production can have a material adverse effect on the economics of a mine, and can eliminate or have a material adverse impact on the value of the properties. Because of the speculative nature of exploration of natural resource properties, there is substantial risk that we will not find commercially viable gold ore deposits. There is no assurance that any of the claims we explore or acquire will contain commercially exploitable reserves of gold minerals.

Exploration for natural resources, particularly gold, is a speculative venture involving substantial risk. Hazards such as unusual or unexpected geological formations and other conditions often result in unsuccessful exploration efforts. Success in exploration is dependent upon a number of factors including, but not limited to, quality of management, quality and availability of geological expertise and availability of exploration capital. Due to these and other factors, no assurance can be given that our exploration programs will result in the discovery of new mineral reserves or resources.

We may not have access to all of the supplies and materials we need for exploration, which could cause us to delay or suspend operations . Demand for gold mining equipment and limited industry suppliers may result in occasional shortages of supplies, and certain equipment such as drilling rigs that we need to conduct exploration activities. We have not negotiated any long term contracts with any suppliers of products, equipment or services. If we cannot find the trained employees and equipment when required, we will have to suspend or curtail our exploration plans until such services and equipment can be obtained.

We have only preliminary studies and no known ore reserves and we cannot predict when and if we will find commercial quantities of gold ore deposits. The failure to identify and extract commercially viable mineral ore deposits will affect our ability to generate revenues. We have no known ore reserves and there can be no assurance that any of the mineral claims we are exploring contain commercial quantities of gold or silver. Even if we identify commercial reserves, we cannot predict whether we will be able to mine the reserves on a profitable basis, if at all. If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

We are substantially dependent upon the continued services of Lynn Harrison. We do not have an employment agreement with Lynn Harrison or any key person life insurance or disability insurance on her. While Lynn Harrison expects to devote 40 hours per week of her time assisting us and our business, there can be no assurance that her services will remain available to us. If Lynn Harrison's services are not available to us, we will be materially harmed. While Lynn Harrison is a significant stockholder and considers her investment of time and money of significant personal value, there is no assurance that she will remain with us.

Our success is also largely dependent on our ability to hire highly qualified personnel. This is particularly true in the highly technical business such as mineral exploration. These individuals are in high demand and we may not be able to retain the personnel we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Failure to hire key personnel when needed, or on acceptable terms, to carry out our exploration and mining programs would harm our business. Because the probability of many of the individual mining prospects explored will not show commercially viable amounts of gold ore deposits, substantial amounts of funds spent on exploration will not result in identifiable reserves. The probability of our exploration program identifying individual prospects having commercially significant reserves cannot be predicted. It is likely that many of the properties explored will not contain any commercially significant reserves. As such substantial funds will be spent on exploration which may identify only a few, if any, claims having commercial development potential.

Our mining claims could be contested which would add significant costs and delays to our exploration programs. Our mining property rights currently consist of a number of unpatented mining claims. The validity of unpatented mining claims and staked claims are often uncertain and are always subject to contest. Unpatented mining claims are generally considered subject to greater title risk than patented mining claims, or real property interests that are owned in fee simple. If our claims on a particular property are successfully challenged, we may not be able to develop or retain our interests on that property, which could reduce our future revenues.

Mining operations are subject to extensive federal and state regulation which increases the costs of compliance and possible liability for non-compliance. Mining is subject to extensive regulation by state and federal regulatory authorities. State and federal statutes regulate environmental quality, safety, exploration procedures, reclamation, employees' health and safety, use of explosives, air quality standards, pollution of stream and fresh water sources, noxious odors, noise, dust, and other environmental protection controls as well as the rights of adjoining property owners. We believe that we are currently operating in compliance with all known safety and environmental standards and regulations applicable to our Alaska properties. However, there can be no assurance that our compliance could be challenged or that future changes in federal or Alaskan laws, regulations or interpretations thereof will not have a material adverse affect on our ability to resume and sustain exploration operations.

Mining operations are subject to various risks and hazards which could result in significant costs or hinder ongoing operations. The business of gold mining  is subject to certain types of risks, including environmental hazards, industrial accidents, and theft. We intend to carry insurance against certain property damage loss (including business interruption) and comprehensive general liability insurance. While we hope to maintain insurance consistent with industry practice, it is not possible to insure against all risks associated with the mining business, or prudent to assume that insurance will continue to be available at a reasonable cost. We have not obtained environmental liability insurance because such coverage is not considered by management to be cost effective.

We reasonably anticipate that our auditors will express substantial doubt regarding our ability to continue operations as a "going concern." Investors may lose all of their investment if we are unable to continue operations and generate revenues, or if we do not raise sufficient funds. We will seek to raise additional funds to meet our working capital needs principally through the additional sales of our securities. However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. If we do not raise sufficient funds, we may not be able to continue in business. As a result, we believe it likely that our auditors will conclude that substantial doubt exists about our ability to continue operations.

We are subject to the reporting requirements of federal securities laws, which is expensive. We are a public reporting company in the U.S. and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we were a privately-held company.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls will be time consuming, difficult and costly. It will be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley. We will need to hire additional financial reporting, internal control, and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with Sarbanes-Oxley's internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain. We will also incur additional costs of up to $10,000 per year and work associated with preparing our evaluation report of internal control over financial reporting for our next Form 10-K and annual reports. The work associated with preparing our evaluation report of internal control over financial reporting includes our management assessing the effectiveness of our internal control over financial reporting by using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control - Integrated Framework .

If we fail to maintain the adequacy of our internal controls, our ability to provide accurate financial statements and comply with the requirements of the Sarbanes-Oxley Act could be impaired, which could cause our stock price to decrease substantially. We have committed limited personnel and resources to the development of the external reporting and compliance obligations that are required of a public company. We plan to obtain additional financial and accounting resources to support and enhance our ability to meet the requirements of being a public company. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. If our financial and managerial controls, reporting systems, or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.

Our common shares are thinly-traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares or otherwise desire to liquidate such shares. We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained. The market price for our common stock may be particularly volatile given our status as a relatively small company with a thinly-

traded "float" and lack of current revenues that could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, as noted above, our common shares may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or "risky" investment due to our lack of revenues or profits to date and uncertainty of future market acceptance for current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through pre-arranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price. We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our capital stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our common stock may be subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission ("SEC"). Penny stocks generally are equity securities with a price of less than $5.00 per share. The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

We will need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders. We will require additional capital to meet our obligations under the PPA and do not have any commitments for such capital. We can give no assurance that such capital will be available on acceptable terms or at all.  If we are unable to meet our obligations under the PPA, we may lose our interests in the properties and our the value of our stock would probably decline.

We are controlled by our present sole director.  Lynn Harrison, our sole director and CEO owns 8,280,000 (87%) of our issued and outstanding shares and is in a position to fully control the our affairs for the foreseeable future.

Management

Following the closing under the SPA, the officers and directors of the Registrant are as follows:

Name

Age

Titles

Lynn Harrison

49

CEO, President and Sole Director

Frank J. Hariton

62

Secretary

Lynn Harrison, CEO, President and Sole Director served as the Project Manager to National Metals Technology Centre, from July 2009 until May 2010, where she was responsible for managing and developing the networks of special metals groups.  From October 2008 until July 2009, Ms. Harrison was the management assessor of The Skills Team. From March 2007 until October 2008 she was a consultant to various private and public clients.   Ms Harrison served as the Business Support Manager for the Doncaster Chamber of Commerce and Industry from July 2002 until February 2007.    From January 2000 until July 2002 she was the Financial Services Training consultant for Aviva (Norwich Union), a FTSE 100 company  engaged in the insurance business.

Frank J. Hariton, Secretary, is an attorney in private practice in New York State.  Mr. Hariton has been Secretary of Petrocorp Inc., an OTCBB listed oil and gas exploration company, since 2007.  Mr. Hariton received his BA (1971) and JD (1974) from Case Western Reserve University.

Neither Ms. Harrison nor Mr. Hariton has an employment agreement with the Registrant.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 31, 2011, the stock ownership of (i) each of our named executive officers and directors, (ii) all executive officers and directors as a group, and (iii) each person known by us to be a beneficial owner of 5% or more of our common stock.  No person listed below has any option, warrant or other right to acquire additional securities from us, except as may be otherwise noted.  We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them except as stated therein.

Name and Address	Amount & Nature
of Beneficial	of Beneficial	Percent
Owner	Ownership	of Class

Lynn Harrison	8,280,000	87.0%
80-83 Long Lane
London EC1A 9ET

Frank J. Hariton	-0-	-0- %
1065 Dobbs Ferry Road
White Plains, NY 10607
All officers and directors as a group (2 persons)	8,280,000	87.0%

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Business Acquired

Not Required.

(b)

Pro-Forma Financial Information

Not Required.

(c)

Exhibits

Exhibit No.

 Description

10.1                 SPA

10.2                 PPA

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iBos, Inc.

Lynn Harrison

By:

/s/ Lynn Harrison, CEO

Dated:  April 8, 2011